EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2015 on the consolidated financial statements of Coastway Bancorp, Inc. and Subsidiary as of December 31, 2014 and 2013 and for the years then ended.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
July 24, 2015